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                                                                     Exhibit 4.9












                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

                          Dated as of September 9, 1997

                                 By and Between

                     HUBBARD REALTY OF WINSTON-SALEM, INC.,
                          a North Carolina Corporation

                                       and

               WINSTON HOTELS, INC., a North Carolina Corporation



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                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

         THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of September 9, 1997, by and among WINSTON HOTELS, INC., a North Carolina corporation (the "Company"), and HUBBARD REALTY OF WINSTON-SALEM, INC., a North Carolina corporation (herein referred to as the "Owner").

         WHEREAS, on the date hereof, the Owner will become the owner of Units (as defined below) in WINN Limited Partnership, a North Carolina limited partnership (the "Operating Partnership") in connection with the transactions described in that certain Contribution and Exchange Agreement by and among the Operating Partnership, the Company and the Owner dated as of February 5, 1997 (the "Exchange Agreement");

         WHEREAS, in order to induce the Company to enter into the Exchange Agreement, the Owner has agreed to the Lock-up (as defined below) set forth in
Section 2 hereof; and

         WHEREAS, in order to induce the Owner to agree to the Lock-up end the Exchange Agreement, the Company has agreed to provide the Owner and each of its permissible successors, assigns and transferees as provided in Section 2(b) hereof (herein referred to individually as a "Holder" and collectively as the "Holders") with the registration rights set forth in Section 3 hereof.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         1.  DEFINITIONS.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble and also shall include the Company's successors.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Agreement" shall have the meaning set forth in the preamble.





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         "Holder and "Holders" shall have the meanings set forth in the preamble.

         "Lock-up" shall have the meaning set forth in Section 2(a) hereof

         "Lock-up Period" shall have the meaning set forth in Section 2(a) hereof.

         "Operating Partnership" shall have the meaning set forth in the preamble and also shall including the Operating Partnership's successors.

         "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Operating Partnership, as amended.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated. organization or other legal entity or a government agency or agency or political subdivision thereof.

         "Private Placement" shall mean the issuance and sale of the Units to the Owner pursuant to the transactions described in the Exchange Agreement.

         "Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and all amendments and supplements thereto, including any supplement relating to the terms as of the offering of any portion of the registrable Securities covered by the Shelf Registration Statement, and in each case including all materials incorporated by reference therein.

         "Redemption Right" shall mean the right of a Partner under the Partnership Agreement to cause his or her Units to be redeemed for cash or Shares as more specifically described therein.

         "Registrable Securities" shall mean the Shares, excluding (i) Shares held by Owners who are not Affiliates which were issued in a public offering pursuant to an effective registration statement and (ii) shares that have been previously disposed of by a Holder, and (iii) Shares that counsel to the Company has opined in writing to the Holders may be freely distributed to the public free of the registration and prospectus delivery requirements of the Securities Act and applicable State securities laws in transactions that upon consummation will result in the delivery of Shares that are freely tradeable, by nonaffiliates.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, or any registration or qualification of any of the Shares, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD,
(iii) all expenses of any Persons in preparing, assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any



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other registration statement, and any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement,
(iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(a) hereof, and (v) the fees and disbursements of the Company's counsel and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel and other agents representing Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

         "Registration Notice" shall have the meaning set forth in Section 3(a) hereof.

         "Registration Statement" or the "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all or any portion of the Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 tinder the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, all exhibits thereto and all materials incorporated by referenced therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shares" shall mean any Common Stock issued or issuable to a Holder upon redemption of such Holder's Units.

         "Shelf Registration" shall mean a registration required to be effected pursuant to Section 3 hereof.

         "Suspension Event" shall have the meaning set forth in Section 5(a) hereof

         "Units" shall mean the units of limited partnership interest of the Operating Partnership issued to the Owner in the Private Placement on the date hereof, which interest may be transferred by Owner and any other Holder pursuant to the terms of this Agreement, and which interests are redeemable for cash, or at the option of the Company, in its capacity as the general partner of the Operating Partnership, Common Stock.

         2.  LOCK-UP AGREEMENT.

         (a) Lock-up Period. The Owner hereby agrees that, except as set forth in this Section below, for the one-year period commencing on the date hereof (the "Lock-up Period"), without the prior written consent of the Company, it will not, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, seek redemption of or otherwise dispose of or transfer,



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(collectively, "Dispose of"), any Units (the "Lock-up"). Thereafter, the Units
maybe submitted for redemption or otherwise Disposed of in accordance with the provisions of the Partnership Agreement; provided, however, (a) that in the event the Company, in its capacity as the general partner of the Operating Partnership, elects to deliver shares in payment of the redemption price for such Units, such Shares and any remaining unredeemed Units may be Disposed of only in accordance with the terms of this Agreement, and (b) notwithstanding any references to a shorter period in the Partnership Agreement, including but not limited to Section 8.05, no Units held by the Owner on the date hereof may be redeemed before the expiration of the Lock-up Period.

         (b) Exceptions. The following transfers of Units or Shares shall not be subject to the Lock-up set forth in Section 2(a):

             (i) the Owner may dispose of Units or Shares to any of its current shareholders provided they are accredited investors, as defined below, and otherwise in accordance with the Exchange Agreement;

             (ii) a Holder who is a natural person may Dispose of Units or Shares to his or her spouse, siblings, parents or any natural or adopted children or to any personal trust in which such family members or such Owner retain the entire beneficial interest,

             (iii) a Holder that is a corporation, partnership or other business entity may Dispose of Units or Shares of one or more other entities that are wholly owned and controlled, legally and beneficially, by such Owner or by a Person or Persons that directly or indirectly wholly owns and controls such Owner;

             (iv) A Holder may Dispose of Units or Shares on his or her death to such Owner's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution; and

             (v)  a Holder may dispose of Units or Shares as a bona fide gift;

provided, however, that in the case of any transfer of Units or Shares pursuant to clauses (i), (ii), (v) and (vi), the transferee or transferor shall each be an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. In the event any Holder Disposes of Units or Shares described in this Section 2(b), such Units or Shares shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee (and any transferee who acquires Units or Shares from a pledgee upon foreclosure) shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be a Holder for purposes of this Agreement.

         3.  SHELF REGISTRATION UNDER THE SECURITIES ACT.

         (a) Filing the Shelf Registration Statement. If the Company satisfies the Redemption Right of a Holder under the Agreement of Limited Partnership (the "Partnership Agreement) of the Operating Partnership through the issuance of Shares, the Company shall have used its best



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efforts to cause such Shares to be freely tradeable by any Holder upon their receipt. Unless the SEC staff lifts its current restriction on how soon the Company may register the Shares for issuance, the Company shall have satisfied its obligations under this paragraph 3(a) if it (i) files a registration statement covering the issuance of the Shares within 54 weeks of the issuance of the Units and (ii) uses its "best efforts" to cause such registration statement to be declared effective promptly. If (at the advice of counsel to the Company) securities law considerations dictate that it is in the best interest of the Company to satisfy a Holder's Redemption Right through the issuance of Registrable Securities, the Company will have satisfied its obligations under this paragraph 3(a) if it promptly files after the issuance of the Registrable Securities and the receipt by the Company of notice (the "Registration Notice") that a Holder desires to sell its Registrable Securities (and in no event later than 30 days thereafter) a Shelf Registration Statement providing for the sale of the Registrable Securities by such Holder in accordance with the terms hereof and uses its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC promptly, the Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for at least the shorter of 60 days or the sale of all of the outstanding Registrable Securities covered by the applicable Registration Notice. After the expiration of such period, the Company will use its best efforts to cause the Registration Statement to become effective again with 10 business days of receipt by the Company of a subsequent Registration Notice as contemplated by the last paragraph of Section 4 hereof.

         (b) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 3(a). Each Holder shall pay all underwriting discounts and commissions, the fees and disbursements of counsel representing such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act.

         (c) Inclusion in Shelf Registration Statement. Each Holder agrees to provide as promptly as practicable the information reasonably requested by the Company in connection with the Registration Statement. Any Holder who does not provide (i) a Registration Notice and (ii) the information reasonably requested by the Company in connection with the then applicable Shelf Registration Statement shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement, but may thereafter give a Registration Notice, in which event the Company shall comply with the provisions of this Section 3.

         (d) Unavailability of Rule 415. Notwithstanding anything herein to the contrary, in the event the Company is ineligible under Rule 415 of the Securities Act to register the Registrable Securities upon expiration of the Lock-up Period pursuant to a continuous Shelf Registration Statement, the Company shall use its best efforts to effectively register for public resale each Holder's Registrable Securities at such time as such Holder elects to sell any Registrable Securities.

         4. REGISTRATION PROCEDURES.

         In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by Section 3 hereof, the Company shall:


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                  (a) prepare and file with the SEC, within the time period set forth in Section 3 hereof, the Shelf Registration Statement, which Shelf Registration Statement (i) shall permit selling Holders to sell the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (ii) shall comply as to form and substance with the requirements of the applicable form and include all financing statements required by the SEC to be filed therewith;

                  (b) (i) prepare and file with the SEC such amendments to such Registration Statement as may be necessary to keep such Registration Statement effective until the Holders have sold all of the Registrable Securities; (ii) cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar Rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, provided, however, that the Company shall have 10 business days to prepare and file any such amendment or supplement after receipt of a Registration Notice. Once a Holder has delivered a Registration Notice to the Company, such Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Holder also shall notify the Company in writing up completion of such offer or sale or at such time as such Holder no longer intends to make offer; or sales under the Registration Statement;

                  (c) furnish to each Holder of Registrable Securities or its designee that has delivered a Registration Notice to the Company, without charge, as man copies of the Prospectus and my amendment or supplement thereto and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                  (d) use its best efforts to, as applicable, either (i) register or qualify the Registrable Securities by the time the Shelf Registration Statement is declared effective by the SEC,

or (ii) make the notices required under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing, keep any such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter, and do any and all other acts that may reasonably be necessary to enable such Holder to dispose of such Registrable Securities owned by such Holder in each such jurisdiction; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business



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or to register as a broker or dealer in any such jurisdiction where it otherwise would not be required to qualify or register but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction, wherein it is not otherwise required to do so;

                  (e) notify each Holder of Registrable Securities that has delivered a Registration Notice to the Company promptly and, if requested by such Holder, confirm in writing (i) when the Registration Statement and any post-effective amendment thereto have become effective, (ii) when any amendment or supplement as to the Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective as a result of which (A) such Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or any part thereof, as promptly as possible;

                  (g) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, at least one conformed copy of the Shelf Registration Statement and any post effective amendment thereto (without documents incorporated therein by reference or exhibits, thereof, unless requested);

                  (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certifications representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonable request at least two business days prior to any sale of Registrable Securities;

                 (i) at any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall as promptly as possible prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated


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therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part as promptly as possible to reflect such amendment or supplement;

                  (j) upon at least five (5) business days advance written notice and during normal business hours, make available, for inspection by the Holders of the Registrable Securities that have provided a Registration Notice to the Company and any counsel, accountants or other representatives retained by such Holders all financial and other records, pertinent corporate documents and properties of the Company, and case the officers, directors and employees of the Company to supply all such records, documents or information reasonable requested by such Holders, counsel, accountants or representatives in connection with the Shelf Registration Statement, provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies such Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by such Holders, counsel, accountants or representatives unless
(i) such disclosure is necessary to avoid or correct a material misstatement or omission, in a Registration Statement, (ii) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

                  (k) use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange; or if such listing is not practicable, to secure designation of such security as a NASDAQ "National Market System Security" within the meaning of Rule 11A under the Exchange Act; or, failing that, to secure NASDAQ authorization for such securities; and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities NASD; and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement,

                 (1) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement; and

                 (m) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months, which statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         The Company may from time to time require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the number of shares owned and the proposed method or methods of distribution by such Holder of the Registrable Securities to be included in a Registration, as the Company may from time to time reasonably request in writing.


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         In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Section 3 hereof and this Section 4, each Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until it has provided a Registration Notice pursuant to Section 3(a) and has received copies of the Prospectus as then amended or supplemented as contemplated by Section 4(c) and notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 4(e) and 4(i), (ii) upon receipt of any notice from the Company contemplated by Section 5(a) or Section 4(e) (in respect of the occurrence of an event contemplated by clause (v) of Section 4(e)), such Holder shall not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus as amended or supplemented at the time of receipt of the notice contemplated by Section 5(a) or clause (v) of Section
4(e); (iii) all offers and sales by such Holder under the Registration Statement shall be completed within 60 days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such 60-day period, the Holder will not offer or sell any Registrable Securities under the Registration Statement until it has again complied with the provisions of clause
(i) above; (iv) such Holder and any of its officers, directors or affiliates, if any, will comply with the provisions of Rule 10b-6 and 10b-7 under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; and (v) such Holder and any of its officers, director, or affiliates, if any, will enter into such written agreements as the Company shall reasonably request to ensure compliance with clause (iv) above.

         5.       SUSPENSION OF REGISTRATION RIGHTS: BLACK-OUT PERIOD.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the Registration Statement and any filings with any state securities commission to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period that unforeseen circumstances (including without limitation (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that sale of Registrable Securities under the Registration Statement would have a material adverse effect, on the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would, require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable, to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") would make it impractical or unadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement. but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed 90 days. The Company shall notify the Holder of the existence and,



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in the case of circumstances referred to in clause (i) of this Section 5(a), nature of any Suspension Event. The Company may deliver only two such notices within any 2-month period.

                  (b) Following the effectiveness of the Registration Statement and the filings with any state securities commission the Holders agree that they will not effect any sales of the Registrable Securities pursuant to the Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings after the earlier of 30 days or receipt of further notice to such effect from the Company, which notice shall be given by the Company not later than five days after the conclusion of any such Suspension Event. The Company may deliver only one such notice within any 6-month period. The Company will use its best efforts to conclude a Suspension Event and to correct or update the Registration Statement, any such filings, and the Prospectus as promptly as possible.

         6.       INDEMNIFICATION: CONTRIBUTION.

                  (a) Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless each Holder and its officers and directors, any underwriter (as defined in the Securities Act) for each selling Holder of Registrable Securities, and each Person, if any, who controls any such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, to which such Holder, officer, director or controlling Person may become subject under the Securities Act or otherwise (A) that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement [(including all documents incorporated therein by reference)] or any amendment thereto, or the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (including all documents incorporated therein by reference) or any amendment or supplement thereto, or the omission or alleged omission therein of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) that arises out of or is based upon any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), or any State's securities law, or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act, or any State securities law.

                  (ii) subject to the limitations set forth in Section 6(c), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement



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or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under Subparagraph (i) above;

provided, however, that the indemnity provided pursuant to this Section 6(a) shall not apply to any Holder with respect to any loss, liability, claim, damage or expense that arises out of or is based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

                  (b) Indemnification by Holders. Each Holder agrees to indemnify and hold harmless the Company, the other selling Holders, each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), any underwriter (as defined in the Securities Act) for each of the Company or such other Holders and each Person, if any, who controls the Company, any other selling Holder or underwriter within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 6(a) hereof, but only insofar as such loss, liability, claim, damage or expanse arises out of or is based upon any untrue statement or omission made in the Shelf Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use therein.

                  (c) Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in Section 6(a) or (b);above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieving the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 6(a) or
(b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, to the extent it wishes, jointly with any other indemnifying party so notified, assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided however, that if he defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnifying party and indemnified party reasonably determine, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume the defense of such action or proceeding and the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this Paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this Paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as set forth in the proviso in the second sentence of this Section 6(c).

                  (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unenforceable, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action and any other equitable considerations appropriate under the circumstances. The parties hereto agree that it would not be just or equitable if contribution pursuant to this
Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6(d), no selling Holder shall be required to contribute any amount in excess of the proceeds (less selling commissions) received by such selling Holder upon the sale of Registrable Securities less the amount of any damages which such selling Holder has otherwise been required to pay.

         Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls he Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

         7. RULE 144 SALES. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall reasonably cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

         8.       MISCELLANEOUS.

                  (a) Notwithstanding anything herein, in the Exchange Agreement or any other document or instrument executed pursuant to the Exchange Agreement under which the Holder(s) of the Units held by Owner on the date hereof evidence its or their intent to be bound by the provisions of this Agreement or the Partnership Agreement, Section 8.06 of the Partnership Agreement shall have no applicability to such Holders or the Shares issued or issuable upon a redemption of the Units held by them.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities hereunder (the Holders of Units being treated as the Holders of Registrable Securities issuable upon redemption of such Units); provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, the provisions of this Agreement hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 8(a) shall be provided by the Company to each Holder of Registrable Securities at least 30 days prior to the effective date of such amendment, modification, supplement, waiver or consent.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(b), which address initially is, 285 South Stratford Road, Winston-Salem, North Carolina, 27103, Attention: Lewis Hubbard; or (ii) if to the Company, at 2209 Century Drive, Suite 300, Raleigh, North Carolina, 27622,
Attention: Robert W. Winston, III.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt is acknowledged if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successor, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall (a) be entitled to receive the benefits hereof and shall conclusively be deemed to have agreed to be bound by all of the terms and provisions hereof; and (b) upon the request of the Company execute a counterpart signature page to this Agreement sufficient to evidence such Persons intent to be bound hereby.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving affect to the conflicts of law provisions thereof.

                  (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          HUBBARD REALTY OF WINSTON-SALEM,
                                          INC., A NORTH CAROLINA CORPORATION


Attest:                                   By:  /s/ Lewis E. Hubbard
                                               ------------------------------

/s/ Emma B. Hubbard
    ----------------------------
           Secretary



                                          WINSTON HOTELS, INC., a North Carolina
                                          Corporation


Attest:                                   By:  /s/ Kenneth Crockett
                                               -------------------------------
                                               Sr. Vice President
/s/ Brenda G. Burns
    -----------------------------
          Asst. Secretary





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